                                  EXHIBIT 1

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                 (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                 SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES

                 FINANCIAL STATEMENTS AND SCHEDULES
                 AS OF DECEMBER 31, 1997 AND 1996
                 TOGETHER WITH AUDITORS' REPORT

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                 (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                 SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES
                 ------------------------------------------


                      FINANCIAL STATEMENTS AND SCHEDULES
                      ----------------------------------

                          DECEMBER 31, 1997 AND 1996
                          --------------------------


                               TABLE OF CONTENTS


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


FINANCIAL STATEMENTS:

  Statements of Net Assets Available for Benefits with Fund Information -
    December 31, 1997 and 1996

  Statement of Changes in Net Assets Available for Benefits with Fund
    Information for the Year Ended December 31, 1997


NOTES TO FINANCIAL STATEMENTS AND SCHEDULES


SCHEDULES SUPPORTING FINANCIAL STATEMENTS:

  Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes - December 31, 1997

  Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1997

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Administrative Committee of the
PG&E Gas Transmission, Northwest Corporation
  (formerly Pacific Gas Transmission Company)
  Savings Fund Plan For Management Employees:

We have audited the accompanying statement of net assets available for benefits of PG&E Gas Transmission, Northwest Corporation (formerly Pacific Gas Transmission Company) Savings Fund Plan For Management Employees (the Plan) as of December 31, 1997 and 1996 and the related statement of changes in net assets available for benefits with fund information, for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits, with fund information for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



Portland, Oregon,
  November 23, 1998

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                  (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                  SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES
                  ------------------------------------------


                  NOTES TO FINANCIAL STATEMENTS AND SCHEDULES
                  -------------------------------------------

                          DECEMBER 31, 1997 AND 1996
                          --------------------------


1.   PLAN DESCRIPTION:
     -----------------

The following description of the PG&E Gas Transmission, Northwest Corporation (formerly Pacific Gas Transmission Company) Savings Fund Plan for Management Employees (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information regarding the Plan's provisions.

General
-------

Assets from the Pacific Gas and Electric Company Savings Fund Plan for Management Employees, originally established April 1, 1959, attributable to participants of that plan who were employees of PG&E Transmission, Northwest Corporation (the Sponsor or the Company) on January 1, 1995, were transferred to the Plan effective January 1, 1995.

The Plan is intended to constitute a qualified profit sharing plan, as described in Code Section 401(a), which includes a qualified cash or deferred arrangement, as described in Code Section 401(k). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Eligibility
-----------

Employees are eligible to participate in the Plan if the employee is classified as a management employee of the Sponsor and is not covered by a collective bargaining agreement unless the agreement calls for employee participation.
Each eligible employee becomes a participant on the first day of the next payroll period after the date he/she completes a six-month period of employment.

Contributions
-------------

Eligible employees may contribute an amount in whole percentages from 1% to 15% of compensation as defined by the Plan, limited by requirements of the Internal Revenue Code (IRC). The Company matches contributions in an amount equal to 75% of each participant's elective contribution, up to 6% of the participant's base pay, as defined by the Plan.

Vesting
-------

Employee elective contributions, Company matching contributions, and the accumulated earnings thereon are 100% vested at all times.

Participant Loans
-----------------

Participants may borrow up to 50% of their vested account balance, subject to a $1,000 minimum and other certain restrictions. As these loans are repaid by the participant, the proceeds, including interest, are returned to the participant's account. Loans are repayable through payroll deductions over periods ranging up to 5 years or up to 15 years for the purchase of a primary residence. The interest rate is determined by the plan administrator commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. During 1997, the interest rate charged on participant loans was equal to the Trustee's prime rate, plus 2%. Interest rates on outstanding loans range from 10.25% to 11.00%. These loans will mature from 1998 to 2010.

Benefits
--------

Upon termination of service, death, disability or retirement, a participant may elect to receive an amount equal to the value of the participant's vested interest in his or her account. The form of payment is a single lump-sum distribution, a portion paid in a lump sum and the remainder paid later, or an annuity to be paid in monthly installments.

Withdrawals
-----------

Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and Plan Administrator. In-service withdrawals and hardship withdrawals are permitted.

Participant Accounts
--------------------

Individual accounts are maintained for each of the Plan's participants and each account is credited with his or her elective contribution, the Company's matching contribution and an allocation of the Plan's net earnings and administrative expenses. Allocations are based on participant account balances, as defined.

Investment Options
------------------

Participants direct their elective contributions and the Company's matching contributions, into 11 investment options. Participants may elect to change their investment options at any time. A description of each investment option is provided below:

     Barclays Global Investors, N.A. Asset Allocation Fund
     -----------------------------------------------------

     This fund is a balanced fund which invests in a combination of common stocks, long-term U.S. Treasury bonds and money market instruments.

     Barclays Global Investors, N.A. S&P 500 Stock Fund
     --------------------------------------------------

     This growth and income fund invests in the same stocks at approximately the same percentages as the S&P 500 Index.

     Barclays Global Investors, N.A. U.S. Treasury Allocation Fund
     -------------------------------------------------------------

     This fund invests in long-term U.S. Treasury bonds with maturities of 20 years or more, intermediate-term U.S. Treasury notes with maturities of 5-7 years, and short-term (91-day) U.S. Treasury bills.

     Barclays Global Investors, N.A. LifePath Funds
     ----------------------------------------------

     These five diversified funds are designed to meet long-term investment goals based on various time horizons. Each fund invests in a changing mix of up to 17 U.S. and international asset classes, including stocks and bonds from virtually every major marketplace.

     Barclays Global Investors, N.A. Money Market Fund
     -------------------------------------------------

     The fund invests in several investment grade instruments, including U.S. government and agency obligations, fixed time deposits, bankers' acceptances, bank obligations, short-term corporate debt instruments, repurchase agreements and unsecured loan participations. The maturities for these instruments are generally less than three months.

     Neuberger & Berman Guardian Trust Fund
     --------------------------------------

     This fund is a growth and income fund which invests in a well-diversified mix of common stocks of established, high-quality companies considered to be under-valued when compared to stocks of similar companies.

     Templeton Foreign Fund
     ----------------------

     The assets held by this fund are widely diversified throughout the world. The allocation is adjusted by the portfolio managers in response to varying market conditions. International investing has significant growth potential, but is subject to risks associated with market conditions, currency exchange rates and political climates.

The PG&E Stock Fund was an investment option offered to participants under the PG&E Plan. After the transfer of the assets out of the PG&E Plan into this Plan, the PG&E Stock Fund was frozen and is no longer an investment election available to participants. Therefore, the activity in the PG&E Stock Fund will be limited to the payment of benefits, loan disbursements, and transfers out of the PG&E Stock Fund into other investment options currently offered by the Plan.

2.  CHANGE IN TRUSTEE:
    ------------------

On August 29, 1997, the MasterWorks Division of Barclays Global Investors, N.A. was acquired by Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch). Barclays Global Investors, N.A. remained as the trustee through December 31, 1997 and the trust was transferred to Merrill Lynch on January 1, 1998. There were no changes to the terms of the trust agreement. The investment options available under the Plan were not impacted as a result of this transaction and their investment objectives and strategies, portfolio managers and fee structures did not change.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The accompanying financial statements are prepared on the accrual basis of accounting.

Investment Valuation and Income Recognition
-------------------------------------------

Investments of the Plan are stated at fair value. Fair value for shares is determined by quoted prices in an active market. Participant loans are valued at cost which approximates fair value.

Interest income is recognized as it is earned and dividends are recorded on the ex-dividend date.

Net realized and unrealized appreciation in the fair value of investments consists of the net change in unrealized appreciation during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the moving average basis.

Payment of Benefits
-------------------

Benefit payments to participants are recorded upon distribution.

Administrative Expenses
-----------------------

The Company pays recordkeeping fees, loan fees, recurring payment fees, investment management fees for PG&E stock, and all additional fees. These fees totaled $31,227 in 1997. Participants pay the investment management fees for all funds except PG&E stock. These fees reduce the investment return reported and credited to participants.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

4.  TAX STATUS:
    -----------

The Internal Revenue Service has determined and informed the Company by letter dated September 9, 1996, that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Plan's administrator believes that the Plan is designed and is currently being operated in compliance with the applicable provisions of the IRC, as of the end of the Plan year.

5.  PLAN TERMINATION:
    -----------------

Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

6.  RELATED PARTY TRANSACTIONS:
    ---------------------------

Certain investment funds were managed by Barclays Global Investors, N.A. during 1997. Barclays Global Investors, N.A. was the trustee as defined by the Plan and, therefore, these investments and investment transactions qualify as party-in-interest transactions.

7.   INFORMATION CERTIFIED BY THE TRUSTEE:
     -------------------------------------

The following information included in the financial statements and supplemental schedules was provided and certified by the Plan's trustee as complete and accurate:

    .   Investments
    .   Interest income
    . Net realized and unrealized appreciation (depreciation) in fair value of investments
    .   Schedule of Assets Held for Investment Purposes (Schedule I)
    .   Schedule of Reportable Transactions (Schedule II)

8.   SUBSEQUENT EVENT:
     -----------------

As discussed in Note 2, Merrill Lynch became the trustee of the Plan's assets, replacing Barclays as of January 1, 1998.

                                                                      SCHEDULE I


                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                  (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                  SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES
                  ------------------------------------------


                                EIN 94-1512922
                                --------------

                                   PLAN 007
                                   --------

          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
          ----------------------------------------------------------

                               DECEMBER 31, 1997
                               -----------------
                                (Notes 6 and 7)



                                        Description of Investment,
           Identity of                Including Maturity Date, Rate
         Issue, Borrower,                of Interest, Collateral,                                                Current
     Lessor or Similar Party              Par or Maturity Value                                 Cost              Value
     -----------------------        -------------------------------                      ----------------    -----------------
                                  Common and Collective Funds:
*Barclays Global                    Asset Allocation Fund
   Investors, N.A.                    (131,942.232 shares)                               $    2,430,691      $     3,476,678
*Barclays Global                    S&P 500 Stock (197,131.596
   Investors, N.A.                    shares)                                                 4,780,312            7,254,443
*Barclays Global                    U.S. Treasury Allocation Fund
   Investors, N.A.                    (64,839.644 shares)                                     1,051,204            1,147,013
*Barclays Global                    LifePath 2000 Fund (35,405.208
   Investors, N.A.                    shares)                                                   413,854              469,473
*Barclays Global                    LifePath 2010 Fund (53,179.363
   Investors, N.A.                    shares)                                                   661,714              803,540
*Barclays Global                    LifePath 2020 Fund (14,957.139
   Investors, N.A.                    shares)                                                   199,567              247,391
*Barclays Global                    LifePath 2030 Fund (10,952.781
   Investors, N.A.                    shares)                                                   162,987              192,988
*Barclays Global                    LifePath 2040 Fund (16,793.744
   Investors, N.A.                    shares)                                                   247,438              315,891
*Barclays Global                    Money Market Fund
   Investors, N.A.                    (4,714,818.314 shares)                                  4,714,818            4,714,818
*Pacific Gas and                  Common Stock (286,394.265 shares)                           2,878,528            4,396,152
   Electric
                                  Shares in Registered Investment
                                      Companies:
 Neuberger & Berman                    Guardian Trust Fund
   Trust                                 (466,520.481 shares)                                 6,049,974            8,070,804
 Templeton Funds                       Foreign Fund (184,633.860
                                         shares)                                              1,857,545            1,837,107

*Participants                     Participant Loans: (interest rates ranging from
                                    10.25% to 11.00% maturity dates ranging from
                                    January 28, 1998 to September 28, 2010)                     341,220              341,220
                                                                                         --------------      ---------------
                                    Total Investments                                     $  25,789,852      $    33,267,518
                                                                                         ==============      ===============

*Represents a party-in-interest transaction as of December 31, 1997.


         The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                  (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                  SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES


                                EIN 94-1512922

                                   PLAN 007

                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                (Notes 6 and 7)



Series of transactions of the same issue that exceed 5% of the net Plan assets at the beginning of the year:

                                                                              Purchases
                                                                      ----------------------------
                                                                         Number of       Purchase
     Identity of Party Involved       Description of Asset             Transactions       Price
    ----------------------------     ----------------------           --------------  ------------
                                     Common and Collective Trusts:
*Barclays Global Investors, N.A.      Asset Allocation                      45         $  964,259
*Barclays Global Investors, N.A.      S&P 500 Stock Fund                    76          2,632,956
*Barclays Global Investors, N.A.      Money Market Fund                     58          3,479,127

                                     Common Stock:
*Pacific Gas and Electric            Common Stock                           1              52,235

                                     Shares in Registered Investment
                                      Companies:
 Neuberger & Berman Trust              Guardian Trust Fund                  58          1,999,746
 Templeton Funds                       Foreign Funds                        55            874,414

                                                                                            Sales
                                                                    ------------------------------------------------------
                                                                      Number of      Cost of       Selling      Net Gain
     Identity of Party Involved       Description of Asset          Transactions      Asset         Price       or (Loss)
    ----------------------------     ----------------------         ------------   -----------   ----------    -----------
                                     Common and Collective Trusts:
*Barclays Global Investors, N.A.      Asset Allocation                   35        $  279,789    $   381,119   $  101,330
*Barclays Global Investors, N.A.      S&P 500 Stock Fund                 48           766,630      1,160,665      394,035
*Barclays Global Investors, N.A.      Money Market Fund                  50         2,376,757      2,376,757            -

                                     Common Stock:
*Pacific Gas and Electric            Common Stock                        52         2,131,900      2,834,720      702,820

                                     Shares in Registered Investment
                                      Companies:
 Neuberger & Berman Trust              Guardian Trust Fund               52         1,135,436      1,637,909      502,473
 Templeton Funds                       Foreign Funds                     32           432,630        452,032       19,402



*Represents a party-in-interest transaction for the year ended December 31, 1997.


         The accompanying notes are an integral part of this schedule.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                  (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                  SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES


     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                               DECEMBER 31, 1997


                                                                        Participant Directed
                                    -------------------------------------------------------------------------------------------
                                                                 U.S.
                                       Asset        S&P        Treasury    LifePath   LifePath   LifePath   LifePath   LifePath
                                    Allocation   500 Stock    Allocation     2000       2010       2020       2030       2040
                                       Fund         Fund         Fund        Fund       Fund       Fund       Fund       Fund
                                    ----------   ----------   ----------   --------   --------   --------   --------   --------
INVESTMENTS, at fair value:
  Barclays Global
    Investors, N.A.-
      Common and Collective
        Investment Funds            $3,476,678    $7,254,443   $1,147,013   $469,473   $803,540   $247,391   $192,988   $315,891
      Pacific Gas and
        Electric-
        Common Stock Fund                    -             -            -          -          -          -          -          -
      Shares in Registered
        Investment Companies                 -             -            -          -          -          -          -          -
      Participant Loans                      -             -            -          -          -          -          -          -
                                    ----------    ----------   ----------   --------   --------   --------   --------   --------
NET ASSETS AVAILABLE FOR
  BENEFITS                          $3,476,678    $7,254,443   $1,147,013   $469,473   $803,540   $247,391   $192,988   $315,891
                                    ==========    ==========   ==========   ========   ========   ========   ========   ========

                                                    Participant Directed
                                    ----------------------------------------------------
                                                                 Neuberger
                                      Money                      & Berman      Templeton
                                      Market          PG&E       Guardian       Foreign    Participant
                                       Fund          Stock      Trust Fund       Fund         Loans         Total
                                    ----------    ----------    ----------    ----------   -----------   -----------
INVESTMENTS, at fair value:
  Barclays Global
    Investors, N.A.-
      Common and Collective
        Investment Funds            $4,714,818       $     -     $        -    $        -     $      -    $18,622,235
      Pacific Gas and
        Electric-
        Common Stock Fund                    -     4,396,152              -             -            -      4,396,152
      Shares in Registered
        Investment Companies                 -             -      8,070,804     1,837,107            -      9,907,911
      Participant Loans                      -             -              -             -      341,220        341,220
                                    ----------    ----------     ----------    ----------     --------    -----------
NET ASSETS AVAILABLE FOR
  BENEFITS                          $4,714,818    $4,396,152     $8,070,804    $1,837,107     $341,220    $33,267,518
                                    ==========    ==========     ==========    ==========     ========    ===========

        The accompanying notes are an integral part of this statement.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                  (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                  SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES


     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                              DECEMBER 31, 1996

                                                                        Participant Directed
                                    -------------------------------------------------------------------------------------------
                                                                 U.S.
                                       Asset        S&P        Treasury    LifePath   LifePath   LifePath   LifePath   LifePath
                                    Allocation   500 Stock    Allocation     2000       2010       2020       2030       2040
                                       Fund         Fund         Fund        Fund       Fund       Fund       Fund       Fund
                                    ----------   ----------   ----------   --------   --------   --------   --------   --------
INVESTMENTS, at fair value:
  Barclays Global
    Investors, N.A.-
      Common and Collective
        Funds                       $2,350,058   $4,192,076     $965,947   $170,603   $352,526   $174,351    $88,925   $166,315
      Pacific Gas and
        Electric-
          Common Stock Fund                  -            -            -          -          -          -          -          -
      Shares in Registered
        Investment Companies                 -            -            -          -          -          -          -          -
      Participant Loans                      -            -            -          -          -          -          -          -
                                    ----------   ----------     --------   --------   --------   --------    -------   --------
NET ASSETS AVAILABLE FOR
  BENEFITS                          $2,350,058   $4,192,076     $965,947   $170,603   $352,526   $174,351    $88,925   $166,315
                                    ==========   ==========     ========   ========   ========   ========    =======   ========

                                                    Participant Directed
                                    ----------------------------------------------------
                                                                 Neuberger
                                      Money                      & Berman      Templeton
                                      Market          PG&E       Guardian       Foreign    Participant
                                       Fund          Stock      Trust Fund       Fund         Loans         Total
                                    ----------    ----------    ----------    ----------   -----------   -----------
INVESTMENTS, at fair value:
  Barclays Global
    Investors, N.A.-
      Common and Collective
        Funds                       $3,612,448    $        -    $        -    $        -      $      -   $12,073,249
      Pacific Gas and
        Electric-
          Common Stock Fund                  -     5,032,566             -             -             -     5,032,566
      Shares in Registered
        Investment Companies                 -             -     7,147,518     1,526,716             -     8,674,234
      Participant Loans                      -             -             -             -       416,193       416,193
                                    ----------    ----------    ----------    ----------      --------   -----------
NET ASSETS AVAILABLE FOR
  BENEFITS                          $3,612,448    $5,032,566    $7,147,518    $1,526,716      $416,193   $26,196,242
                                    ==========    ==========    ==========    ==========      ========   ===========

         The accompanying notes are an integral part of the statement.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                  (FORMERLY PACIFIC GAS TRANSMISSION COMPANY)
                  SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                         Participant Directed
                                    ----------------------------------------------------------------------------------------------
                                                                  U.S.
                                       Asset         S&P        Treasury    LifePath   LifePath    LifePath    LifePath   LifePath
                                    Allocation    500 Stock    Allocation     2000       2010        2020        2030       2040
                                       Fund         Fund          Fund        Fund       Fund        Fund        Fund       Fund
                                    ----------   ----------   ----------    --------   ---------   --------    --------   --------
ADDITIONS:
  Participant
    contributions                   $  103,038   $  354,664   $   41,627    $ 19,262   $  63,832   $ 37,988   $ 29,982   $ 34,923
  Rollover contributions                 3,799       33,203       12,051           -         247         41        867        655
  Employer contributions                44,357      153,492       17,743       6,991      35,976     19,134     15,230     15,455
  Interest income                            -            -            -           -           -          -          -          -
                                    ----------   ----------   ----------    ---------  ---------   --------   --------   --------
     Total additions                   151,194      541,359       71,421      26,253     100,055     57,163     46,079     51,033

DEDUCTIONS:
  Benefits and
    withdrawals paid to
    participants                        47,419      160,138        5,424       4,067       4,189     35,676      6,580          -
                                    ----------   ----------   ----------    ---------  ---------   --------   --------   --------
     Total deductions                   47,419      160,138        5,424       4,067       4,189     35,676      6,580          -
                                    ----------   ----------   ----------    ---------  ---------   --------   --------   --------
     Net increase
       (decrease) before
       interfund
       transfers and
       appreciation                    103,775      381,221       65,997      22,186      95,866     21,487     39,499     51,033

INTERFUND TRANSFERS, net               479,365    1,091,070       67,549     242,932     265,214     14,042     41,386     46,307

NET REALIZED AND
  UNREALIZED
  APPRECIATION IN FAIR
  VALUE OF INVESTMENTS                 543,480    1,590,076       47,520      33,752      89,934     37,511     23,178     52,236
                                    ----------   ----------   ----------    ---------  ---------   --------   --------   --------
     Net increase
       (decrease)                    1,126,620    3,062,367      181,066     298,870     451,014     73,040    104,063    149,576

NET ASSETS AVAILABLE FOR
  BENEFITS, beginning of
  period                             2,350,058    4,192,076      965,947     170,603     352,526    174,351     88,925    166,315
                                    ----------   ----------   ----------    ---------  ---------   --------   --------   --------
NET ASSETS AVAILABLE FOR
  BENEFITS, end of
  period                            $3,476,678   $7,254,443   $1,147,013    $469,473   $ 803,540   $247,391   $192,988   $315,891
                                    ==========   ==========   ==========    =========  =========   ========   ========   ========


                                                     Participant Directed
                                    -----------------------------------------------------
                                                                  Neuberger
                                       Money                      & Berman      Templeton
                                      Market        PG&E          Guardian       Foreign     Participant
                                       Fund         Stock        Trust Fund       Fund          Loans          Total
                                    ----------    ---------      ----------    ----------    -----------    -----------
ADDITIONS:
  Participant
    contributions                   $   75,021    $         -    $  248,879    $  213,823    $      -       $ 1,223,039
  Rollover contributions                 2,360              -        47,395        49,172           -           149,790
  Employer contributions                36,800              -       106,922        91,696           -           543,796
  Interest income                      202,705              -             -             -      41,759           244,464
                                    ----------    -----------    ----------    ----------    --------       -----------
     Total additions                   316,886              -       403,196       354,691      41,759         2,161,089

DEDUCTIONS:
  Benefits and
    withdrawals paid to
    participants                       231,612        146,033       205,257        48,833       4,143           899,371
                                    ----------    -----------    ----------    ----------    --------       -----------
     Total deductions                  231,612        146,033       205,257        48,833       4,143           899,371
                                    ----------    -----------    ----------    ----------    --------       -----------
     Net increase
       (decrease) before
       interfund
       transfers and
       appreciation                     85,274       (146,033)      197,939       305,858      37,616         1,261,718

INTERFUND TRANSFERS, net             1,017,096     (2,636,452)     (423,207)      (92,713)   (112,589)                -

NET REALIZED AND
  UNREALIZED
  APPRECIATION IN FAIR
  VALUE OF INVESTMENTS                       -      2,146,071     1,148,554        97,246           -         5,809,558
                                    ----------    -----------    ----------    ----------    --------       -----------
     Net increase
       (decrease)                    1,102,370       (636,414)      923,286       310,391     (74,973)        7,071,276

NET ASSETS AVAILABLE FOR
  BENEFITS, beginning of
  period                             3,612,448      5,032,566     7,147,518     1,526,716     416,193        26,196,242
                                    ----------    -----------    ----------    ----------    --------       -----------
NET ASSETS AVAILABLE FOR
  BENEFITS, end of
  period                            $4,714,818    $ 4,396,152    $8,070,804    $1,837,107    $341,220       $33,267,518
                                    ==========    ===========    ==========    ==========    ========       ===========

        The accompanying notes are an integral part of this statement.